UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

               July 12, 2018 (July 12, 2018)

Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

As previously reported, on June 18, 2018, Rimini Street, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with several accredited investors for a private placement (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the completion of the Private Placement was conditioned on the satisfaction or waiver of certain conditions, including, among others, that the Company obtain the approval of its stockholders of the issuance of all of the shares to be sold in the Private Placement and issuable as dividends and upon conversion of the 13.00% Series A Redeemable Convertible Preferred Stock (as and to the extent required by applicable Nasdaq Stock Market Rules).

On July 12, 2018, the Company convened a Special Meeting of Stockholders (the “Special Meeting”) to vote on the following proposals, as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 2, 2018:

1.	To approve, as required by Nasdaq Stock Market Rules, including Rule 5635(d) (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance, or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), the issuance of shares of the Company’s common stock and convertible securities in a private placement transaction, consisting of:

(i)	2,896,556 shares of common stock issuable upon the closing of the transaction; and

(ii)	up to 28,500,000 shares of common stock issuable upon conversion, or redemption on or as dividends on, and the voting rights, of up to 180,000 shares of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock, including 140,000 shares to be issued to the purchasers that are party to the Securities Purchase Agreement entered into by the Company in connection with the transactions contemplated hereby, in each case subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar capitalization (the “PIPE Proposal”).

2.	To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the PIPE Proposal (the “Adjournment Proposal”).

There were 60,005,131 shares of common stock entitled to vote at the Special Meeting, and 52,152,163 shares were represented in person or by proxy at the Special Meeting (approximately 86.91% of the shares entitled to vote).

The PIPE Proposal was approved by the vote of the stockholders at the Special Meeting as follows:

For	Against	Abstain
52,047,215	23,124	81,824

Based on the voting results of the PIPE Proposal, the Adjournment Proposal was rendered moot.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: July 12, 2018	By: /s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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